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                                                                      EXHIBIT 21

                               COGNEX CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT

At December 31, 2005, the registrant had the following subsidiaries, the financial statements of which are all included in the consolidated financial statements of the registrant:

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          NAME OF                         STATE/COUNTRY OF           PERCENT
        SUBSIDIARY                        INCORPORATION            OWNERSHIP
--------------------------------         ----------------          ---------
Cognex Technology and Investment
    Corporation                           California                  100%
Cognex Canada Technology, Inc.            California                  100%
Cognex Foreign Sales Corporation          Barbados                    100%
DVT Corporation (name changed to          Georgia                     100%
    Cognex Distribution Corporation
    as of February 21, 2006)
MTI Acquisition Corporation               Georgia                     100%
Vision Drive, Inc.                        Delaware                    100%
Cognex Canada, Inc.                       Delaware                    100%
Cognex K.K.                               Japan                       100%
Cognex International, Inc.                Delaware                    100%
Cognex Europe, Inc.                       Delaware                    100%
Cognex Europe, b.v.                       Netherlands                 100%
Cognex, Ltd.                              Ireland                     100%
Cognex Germany, Inc.                      Massachusetts               100%
Cognex UK Ltd.                            United Kingdom              100%
Cognex Finland Oy                         Finland                     100%
Cognex Singapore, Inc.                    Delaware                    100%
Cognex Korea, Inc.                        Delaware                    100%
Cognex Taiwan, Inc.                       Delaware                    100%
Cognex Asia, Inc.
(formerly Cognex China, Inc.)             Delaware                    100%
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